EXHIBIT 4.3


                              AMENDED AND RESTATED
                       1996 STOCK PURCHASE AND OPTION PLAN
                              FOR KEY EMPLOYEES OF
                    DOMAIN ENERGY CORPORATION AND AFFILIATES


1.       Purpose of Plan
         ---------------

         The Amended and Restated 1996 Stock Purchase and Option Plan for Key Employees of Domain Energy Corporation and Affiliates (the "Plan") is designed:

         (a) to promote the long term financial interests and growth of Domain Energy Corporation (the "Corporation") and its affiliates by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation's business;

         (b) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

         (c) to further the alignment of interests of participants with those of the stockholders of the Corporation through opportunities for increased stock, or stock-based, ownership in the Corporation.

2.       Definitions
         -----------

         As used in the Plan, the following words shall have the following meanings:

         (a) "Affiliate" means, with respect to the Corporation, any corporation directly or indirectly controlling, controlled by, or under common control with, the Corporation or any other entity designated by the Board of Directors of the Corporation in which the Corporation or an Affiliate has an interest.

         (b) "Board of Directors" means the Board of Directors of the Corporation.

         (c) "Change of Control" shall mean the occurrence of either (x) the purchase or other acquisition by any person, entity or group (within the meaning of section 13(d) of 14(d) of the Securities Exchange Act of 1934, or any comparable successor provisions) of persons or entities (a "Group"), other than the FRC Entities, of (i) ownership of fifty percent (50%) or more of the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally or (ii) all or substantially all of the direct and indirect assets of the Company and its subsidiaries or (y) any merger, consolidation, reorganization or other business combination of the Corporation with or into any other entity which results in a person, entity or Group other than First Reserve or any of its Affiliates owning fifty percent (50%) or more of the combined voting power of the surviving or resulting corporation's then outstanding voting securities entitled to vote generally.

         (d) "Committee" means the Compensation Committee of the Board of Directors.

         (e) "Common Stock" or "Share" means common stock of the Corporation which may be authorized but unissued, or issued and reacquired.

         (f) "Employee" means a person, including an officer, in the regular full-time employment of the Corporation or one of its Affiliates who, in the opinion of the Committee, is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Corporation.

         (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (h) "Fair Market Value" shall mean (A) if on the date as of which Fair Market Value is being determined the Common Stock is listed on a national securities exchange or is quoted in the NASDAQ System or the over-the-counter market, the last sale price, regular way, of such security on the principal national securities exchange on which such security is at the time listed, or
(B) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or (C) if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or (D) if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case of clauses (A)-(D) averaged over a period of 20 days consisting of the day as of which Fair Market Value is being determined and the latest 19 consecutive trading days prior to such day, or (E) if the Common Stock is not publicly traded, then the fair market value of the Common Stock as determined in good faith by the Committee.

         (i) "FRC Entities" shall mean investment funds or other entities for which First Reserve Corporation acts as a general and/or managing partner or in respect of which First Reserve Corporation provides investment advice, either directly or through entities controlled by it.

         (j) "Grant" means an award made to a Participant pursuant to the Plan and described in Paragraph 5, including, without limitation, an award of an Incentive Stock Option, Stock Option, Stock Appreciation Right, Dividend Equivalent Right, Restricted Stock, Purchase Stock, Performance Units, Performance Shares or Other Stock Based Grant or any combination of the foregoing.

         (k) "Grant Agreement" means an agreement between the Corporation and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

         (l) "Participant" means an Employee, director or other person having a unique relationship with the Corporation or one of its Affiliates, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan.

         (m) "Stock-Based Grants" means the collective reference to the grant of Stock Appreciation Rights, Dividend Equivalent Rights, Restricted Stock, Performance Units, Performance Shares and Other Stock Based Grants.

         (n) "Stock Options" means the collective reference to "Incentive Stock Options" and "Other Stock Options".

         (o) "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.       Administration of Plan
         ----------------------

         (a) The Plan shall be administered by the Committee. Except as provided in Section 4, the members of the Committee shall be eligible to be selected for Grants under the Plan; provided, however, that the members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act to the extent that the Corporation is subject to such rule. The

Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

         (b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Corporation its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act.

         (c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Corporation, and the officers and directors of the Corporation shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by the Corporation with respect to any such action, determination or interpretation.

4.       Eligibility
         -----------

         The Committee may from time to time make Grants under the Plan to such Employees, directors or other persons having a unique relationship with the Corporation or any of its Affiliates, and in such form and having such terms, conditions and limitations as the Committee may determine. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a Change of Control of Corporation.

5.       Grants
         ------

         From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee's sole discretion:

         (a) Incentive Stock Options - These are stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), to purchase Common Stock. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(a), (i) may not be exercised more than 10 years after the date it is granted, (ii) may not have an option price less than the Fair Market Value of Common Stock on the date the option is granted, (iii) must otherwise comply with Code Section 422, and (iv) must be designated as an "Incentive Stock Option" by the Committee. The maximum aggregate Fair Market Value of Common Stock (determined at the time of each Grant) with respect to which Incentive Stock Options are first exercisable with respect to any Participant under this Plan and any Incentive Stock Options granted to the Participant for such year under any plans of the Corporation or any Subsidiary in any calendar year is $100,000. Payment of the option price shall be made in accordance with the terms of Paragraph 6, the Grant Agreement, and of any applicable guidelines of the Committee in effect at the time.

         (b) Other Stock Options - These are options to purchase Common Stock which are not designated by the Committee as "Incentive Stock Options". At the time of the Grant the Committee shall determine, and shall include in the Grant Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate, which may include the requirement that the grant of options is predicated on the acquisition of Purchase Shares under Paragraph 5(e) by the Optionee. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(b), (i) may not be exercised more than 10 years after the date it is granted and (ii) may not have an option exercise price less than 50% of the Fair Market Value of Common Stock on the date the option is granted, provided that options to purchase up to 575 shares of Common Stock may be granted with an exercise price of $.01 per share. Payment of the option price shall be made in accordance with the terms of Paragraph 6, the Grant Agreement and of any applicable guidelines of the Committee in effect at the time.

         (c) Stock Appreciation Rights - These are rights that on exercise entitle the holder to receive the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Fair Market Value on the date of Grant (the "base value") multiplied by

(iii) the number of rights exercised as determined by the Committee. Stock Appreciation Rights granted under the Plan may, but need not be, granted in conjunction with an Option under Paragraph 5(a) or 5(b). The Committee, in the Grant Agreement or by other Plan rules, may impose such conditions or restrictions on the exercise of Stock Appreciation Rights as it deems appropriate, and may terminate, amend, or suspend such Stock Appreciation Rights at any time. No Stock Appreciation Right granted under this Plan may be exercised less than 6 months or more than 10 years after the date it is granted except in the event of death or disability of a Participant. To the extent that any Stock Appreciation Right that shall have become exercisable, but shall not have been exercised or cancelled or, by reason of any termination of employment, shall have become non-exercisable, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day on which it is exercisable, provided that any conditions or limitations on its exercise are satisfied (other than (i) notice of exercise and (ii) exercise or election to exercise during the period prescribed) and the Stock Appreciation Right shall then have value. Such exercise shall be deemed to specify that the holder elects to receive cash and that such exercise of a Stock Appreciation Right shall be effective as of the time of automatic exercise.

         (d) Restricted Stock - Restricted Stock is Common Stock delivered to a Participant with or without payment of consideration with restrictions or conditions on the Participant's right to transfer or sell such stock; provided that the price of any Restricted Stock delivered for consideration and not as bonus stock may not be less than 50% of the Fair Market Value of Common Stock on the date such Restricted Stock is granted or the price of such Restricted Stock may be the par value. If a Participant irrevocably elects in writing in the calendar year preceding a Grant of Restricted Stock, dividends paid on the Restricted Stock granted may be paid in shares of Restricted Stock equal to the cash dividend paid on Common Stock. The number of shares of Restricted Stock and the restrictions or conditions on such shares shall be as the Committee determines, in the Grant Agreement or by other Plan rules, and the certificate for the Restricted Stock shall bear evidence of the restrictions or conditions. No Restricted Stock may have a restriction period of less than 6 months, other than in the case of death or disability.

         (e) Purchase Stock - Purchase Stock refers to shares of Common Stock offered to a Participant at such price as determined by the Committee, the acquisition of which will make him eligible to receive under the Plan, including, but not limited to, Other Stock Options; provided, however, that the price of such Purchase Shares may not be less than 50% of the Fair Market Value of the Common Stock on the date such shares of Purchase Stock are offered.

         (f) Dividend Equivalent Rights - These are rights to receive cash payments from the Corporation at the same time and in the same amount as any cash dividends paid on an equal number of shares of Common Stock to shareholders of record during the period such rights are effective. The Committee, in the Grant Agreement or by other Plan rules, may impose such restrictions and conditions on the Dividend Equivalent Rights, including the date such rights will terminate, as it deems appropriate, and may terminate, amend, or suspend such Dividend Equivalent Rights at any time.

         (g) Performance Units - These are rights to receive at a specified future date payment in cash of an amount equal to all or a portion of the value of a unit granted by the Committee. At the time of the Grant, in the Grant Agreement or by other Plan rules, the Committee must determine the base value of the unit, the performance factors applicable to the determination of the ultimate payment value of the unit and the period over which the Corporation's performance will be measured. These factors must include a minimum performance standard for the Corporation below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which the Corporation's performance will be measured shall be not less than six months.

         (h) Performance Shares - These are rights to receive at a specified future date payment in cash or Common Stock, as determined by the Committee, of an amount equal to all or a portion of the average Fair Market Value for all days that the Common Stock is traded during the last forty-five (45) days of the specified period of performance of a specified number of shares of Common Stock at the end of a specified period based on the Corporation's performance during the period. At the time of the Grant, the Committee, in the Grant Agreement or by Plan rules, will determine the factors which will govern the portion of the rights so payable and the period over which the Corporation's performance will be measured. The factors will be based on the Corporation's performance and must include a minimum performance standard for the Corporation below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which the Corporation's performance will be measured shall be not less than six months. Performance Shares will be granted for no consideration.

         (i) Other Stock-Based Grants - The Committee may make other Grants under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Paragraph 5(d)) or other equity securities of the Corporation are or may in the future be acquired, or Grants denominated in stock units, including ones valued using measures other than market value. Other Stock-Based Grants may be granted with or without consideration; provided, however, that the price of any such Grant made for consideration that provides for the acquisition of shares of Common Stock or other equity securities of the Corporation may not be less than 50% of the Fair Market Value of the Common Stock or such other equity securities on the date of grant of such Grant. Such Other Stock-Based Grants may be made alone, in addition to or in tandem with any Grant of any type made under the Plan and must be consistent with the purposes of the Plan.

6.       Payment of Option Price for Stock Options
         -----------------------------------------

         The payment of the option price for all shares purchased pursuant to the exercise of Stock Options shall be (w) by cash or check in full on the date of exercise (such cash or check may be delivered on behalf of a Participant by a stock broker designated by the Corporation to whom the Participant has submitted an irrevocable notice of election, on forms approved by the Corporation, to sell shares of Common Stock deliverable upon exercise of a Stock Option), (x) through the delivery of shares of Common Stock having a Fair Market Value equal to the full amount of the exercise price, (y) by the withholding by the Corporation from the shares of Common Stock issuable upon any exercise of the option that number of shares having a Fair Market Value equal to such exercise price pursuant to a written election delivered to the Committee prior to the date of exercise, or (z) by a combination of such methods. The Committee shall determine acceptable methods for tendering Common Stock and may impose such limitations and prohibitions on the use of Common Stock to exercise a Stock Option as it deems appropriate.

7.       Limitations and Conditions
         --------------------------

         (a) The number of Shares available for Grants under this Plan shall be 1,150 shares of the authorized Common Stock as of the effective date of the Plan, subject to adjustment in accordance with Section 9 or 10 hereof. The number of Shares subject to Grants under this Plan to any one Participant shall not be more than 450 shares, subject to adjustment in accordance with Section 9 or 10 hereof. Unless restricted by applicable law, Shares related to Grants that are forfeited, terminated, cancelled or expire unexercised, shall immediately become available for Grants.

         (b) No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration of the Plan may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

         (c) Nothing contained herein shall affect the right of the Corporation to terminate any Participant's employment at any time or for any reason.

         (d) Deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Agreements.

         (e) Except as otherwise prescribed by the Committee, the amounts of the Grants for any employee of a Affiliate, along with interest, dividend, and other expenses accrued on deferred Grants, shall be charged to the Participant's employer during the period for which the Grant is made. If the Participant is employed by more than one Affiliates or by both the Corporation and an Affiliate during the period for which the Grant is made, the Participant's Grant and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

         (f) Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

         (g) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Corporation in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Corporation to such Participants.

         (h) No election as to benefits or exercise of Stock Options, Stock Appreciation Rights, or other rights may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

         (i) Absent express provisions to the contrary, any grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Corporation or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

         (j) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Corporation or any of its Subsidiaries, nor shall any assets of the Corporation or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Corporation's obligations under the Plan.

8.       Transfers and Leaves of Absence
         -------------------------------

         For purposes of the Plan, unless the Committee determines otherwise:
(a) a transfer of a Participant's employment without an intervening period of separation among the Corporation and any Affiliate shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Corporation during such leave of absence.

9.       Adjustments
         -----------

         In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, Change of Control or similar event, or as required under any Grant Agreement, the Committee may adjust appropriately the number of Shares subject to the Plan and available for or covered by Grants and Share prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required.

10.      Merger, Consolidation, Exchange,
         Acquisition, Liquidation or Dissolution
         ---------------------------------------

         In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Stock Option or any Stock-Based Grant, the Committee may provide, with respect to the merger or consolidation of the Corporation into another corporation, the exchange of all or substantially all of the assets of the Corporation for the securities of another corporation, a Change of Control or the recapitalization, reclassification, liquidation or dissolution of the Corporation, either a) that such Stock Option or Stock-Based Grant cannot be exercised after such event, in which case the Committee shall also provide, either by the terms of such Stock Option or Stock-Based Grant or by a resolution adopted prior to the occurrence of such event, that for some period of time prior to such event, such Stock Option or Stock-Based Grant shall be exercisable as to all shares subject thereto which are exercisable or, by virtue of the event, become exercisable, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 7(b)) and that, upon the occurrence of such event, such Stock Option or Stock-Based Grant shall terminate and be of no further force or effect; or b) that even if the Stock Option or Stock-Based Grant shall remain exercisable after such event, from and after such event, any such Stock Option or Stock-Based Grant shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which such Stock Option or Stock- Based Grant could have been exercised immediately prior to such event.

                  In addition, in the event of a Change of Control, the Committee may, in its absolute discretion and on such terms and conditions as it deems appropriate, provide, either by the terms of such Stock Option or Stock-Based Grant or by a resolution adopted prior to the occurrence of the Change of Control, that such Stock Option or Stock-Based Grant shall be exercisable as to all or any portion of the shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 7(b)).

11.      Amendment and Termination
         -------------------------

         The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 9 or 10 hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant.

         The Board of Directors may amend, suspend or terminate the Plan except that no such action, other than an action under Paragraph 9 or 10 hereof, may be taken which would, without shareholder approval (but only if such approval is necessary for exemption under Section 16(b) of the Exchange Act), increase the aggregate number of Shares available for Grants under the Plan, decrease the price of outstanding Options or Stock Appreciation Rights, change the requirements relating to the Committee or extend the term of the Plan.

12.      Withholding Taxes
         -----------------

         The Corporation shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Corporation to deliver shares upon the exercise of a Stock Option or Stock Appreciation Right, upon payment of Performance units or shares, upon delivery of Restricted Stock or upon exercise, settlement or payment of any Other Stock-Based Grant that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any Grant Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Grant Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock.

13.      Effective Date and Termination Dates
         ------------------------------------

         The Plan shall be effective on and as of the date of its approval by the stockholders of the Corporation and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 11; provided, however, that any payment under the Plan which would constitute a "parachute payment" under section 280G of the Code must be approved by a vote of 75% of the Corporation's stockholders to be effective.

HOFS02...:\72\41872\0003\1612\AGR2197L.12B